Exhibit 5.2

[Letterhead of Sullivan & Cromwell LLP]
March 4, 2016
Orion Engineered Carbons S.A.,
6, Route de Treves,
L-2633 Senningerbereg (Municipality of Niederanven),
Grand Duchy of Luxembourg.
Ladies and Gentlemen:
In connection with the registration under the Securities Act of 1933 (the “Act”) of (i) $300,000,000 maximum aggregate offering price of (a) common shares, no par value, (b) debt securities (the “Debt Securities”), (c) warrants (the “Warrants”) , (d) purchase contracts (the “Purchase Contracts”) and (e) units consisting of any combination of the foregoing (the “Units” and, together with the Debt Securities, Warrants and Purchase Contracts, the “Securities”), which may be issued from time to time by Orion Engineered Carbons S.A., a Luxembourg société anonyme (the “Company”), and (ii) 40,135,126 additional common shares, no par value, previously issued by the Company to certain third parties, we, as your United States counsel, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. Upon the basis of such examination, it is our opinion that:
(1)    When the Registration Statement on Form F-3 (the “Registration Statement”) relating to the Securities has become effective under the Act, when the Indenture relating to the Debt Securities has been duly authorized, executed and delivered by the parties thereto in substantially the form filed as Exhibit 4.3 to the Registration Statement, when the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and when the Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the Indenture and sold as contemplated in the Registration Statement, the Debt Securities will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The

Orion Engineered Carbons                                         -2-

Debt Securities covered by the opinion in this paragraph include any Debt Securities that may be issued as part of the Units or upon exercise or otherwise pursuant to the terms of any other Securities.
(2)    When the Registration Statement has become effective under the Act, when the terms of the applicable warrant agreement under which the Warrants are to be issued have been duly established and any applicable warrant agreement has been duly authorized, executed and delivered by the parties thereto, when the terms of the Warrants and of their issuance and sale have been established in conformity with the applicable warrant agreement and the Warrants have been duly executed, authenticated, issued and delivered in accordance with the applicable warrant agreement and sold as contemplated in the Registration Statement, and if all of the foregoing actions are taken so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the Warrants will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The Warrants covered by the opinion in this paragraph include any Warrants that may be issued as part of the Units or upon exercise or otherwise pursuant to the terms of any other Securities.
(3)    When the Registration Statement has become effective under the Act, when the terms of the governing instruments or agreements under which the Purchase Contracts are to be issued have been duly established and such governing documents have been duly authorized, executed and delivered by the parties thereto, when the terms of such Purchase Contracts and of their issuance and sale have been duly established in conformity with the applicable governing documents and when such Purchase Contracts have been duly executed, authenticated, issued and delivered in accordance with the applicable governing documents and sold as contemplated in the Registration Statement, and if all the foregoing actions are taken so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, such Purchase Contracts will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The Purchase Contracts covered by the opinion in this paragraph include any Purchase Contracts that may be issued as part of the Units or upon exercise or otherwise pursuant to the terms of any other Securities.
(4)    When the Registration Statement has become effective under the Act, when the terms of the applicable unit agreement under which the Units are to be issued have been duly established and the applicable unit agreement has been duly authorized, executed and delivered by the parties thereto, when the terms of such Units and of their issuance and sale have been duly established in conformity with the applicable unit agreement and when such Units have been duly executed, authenticated, issued and delivered in accordance with the applicable unit agreement and sold as contemplated in the Registration Statement, and if all the foregoing actions are taken so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, such Units will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general

Orion Engineered Carbons                                         -3-

applicability relating to or affecting creditors’ rights and to general equity principles. The Units covered by the opinion in this paragraph include any Units that may be issued upon exercise or otherwise pursuant to the terms of any other Securities.
We note that, as of the date of this opinion, a judgment for money in an action based on a Security denominated in a foreign currency or currency unit in a Federal or state court in the United States ordinarily would be enforced in the United States only in United States dollars. The date used to determine the rate of conversion of the foreign currency or currency unit in which a particular Security is denominated into United States dollars will depend upon various factors, including which court renders the judgment. In the case of a Security denominated in a foreign currency, a state court in the State of New York rendering a judgment on such Security would be required under Section 27 of the New York Judiciary Law to render such judgment in the foreign currency in which the Security is denominated, and such judgment would be converted into United States dollars at the exchange rate prevailing on the date of entry of the judgment.
The foregoing opinion is limited to the Federal laws of the United States and the laws of the State of New York, and we are expressing no opinion as to the effect of the laws of any other jurisdiction. For purposes of our opinion, we have assumed that (i) the Company has been duly incorporated and is an existing public limited liability company (société anonyme) under the laws of the Grand Duchy of Luxembourg, (ii) the Indenture or any applicable governing instrument or agreement under which any Securities are to be issued, will have been, prior to the issuance of any Securities thereunder, duly authorized, executed and delivered by the Company in accordance with the laws of the Grand Duchy of Luxembourg and (iii) at or prior to their issuance the Securities will have been duly authorized, executed and delivered in accordance with the laws of the Grand Duchy of Luxembourg. With respect to all matters of Luxembourg law, we note that you are being provided with the opinion, dated the date hereof, of Arendt & Medernach SA, which is also filed as an exhibit to the Registration Statement.
We have relied as to certain factual matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible and have assumed that the signatures on all documents examined by us are genuine, an assumption which we have not independently verified.
In rendering the foregoing opinion, we are not passing upon, and assume no responsibility for, any disclosure in the Registration Statement or any related prospectus or other offering material regarding the Company or the Securities or their offering and sale.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Validity of Securities” in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.
Very truly yours,
/s/ SULLIVAN & CROMWELL LLP